Exhibit 99.1

For Immediate Release	Contact:	Melissa Andrews, ScanSource, Inc.
July 24, 2012		864.286.4425
		melissa.andrews@scansource.com

SCANSOURCE, INC. ENHANCES FINANCE LEADERSHIP

Gerald Lyons promoted to SVP, Finance, Principal Accounting Officer,

Mary Gentry promoted to Treasurer

GREENVILLE, SC – ScanSource, Inc. {NASDAQ: SCSC}, the leading international value-added distributor of specialty technology products, has enhanced its Finance leadership with the promotion of Gerald Lyons to Senior Vice President, Finance and Principal Accounting Officer and Mary Gentry to Treasurer and Director of Investor Relations.

In his new position, Mr. Lyons assumes significant responsibility for the Company’s financial operations, including its Reseller Financial Services, Internal Audit, Treasury, Accounting and Finance departments. Prior to this position, Mr. Lyons served as Vice President, Financial Business Systems, where he was actively involved in the implementation, management and oversight of the Company’s financial systems and processes. Mr. Lyons joined ScanSource in 2007 as Vice President, Corporate Controller, where he was responsible for guiding the operation of the accounting function, as well as the strategic direction of the accounting team. Mr. Lyons will report to Rich Cleys, CFO, ScanSource, Inc.

Mary Gentry has served as Director of Investor Relations since joining the Company in 2011, where she is responsible for implementing a comprehensive global strategy for building and strengthening relationships with investors, analysts and the financial community. In her new role as Treasurer and Director of Investor Relations, Ms. Gentry will have the additional responsibility for the treasury functions of the Company, including managing the Company’s credit facility and associated banking relationships, cash management, and foreign currency risk. Ms. Gentry will report to Mr. Lyons.

“Both Gerry and Mary have been instrumental in creating efficiencies in our processes, as well as helping to develop our financial team and strengthen our internal financial solutions and processes,” said Rich Cleys.

“As a growing international Company, it is critical to continue to enhance our leadership in regard to our financial management and oversight,” said Mike Baur, CEO, ScanSource, Inc. “While we continue our search for a CFO to succeed Rich Cleys upon his future retirement, we are extremely pleased with the leadership we have in place.”

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Mr. Lyons has more than 23 years of financial and general management experience. Prior to joining ScanSource, he worked with Moen Incorporated in senior controllership and general management positions. He also served in various accounting and financial management positions with Cooper Industries. Mr. Lyons received his MBA from Cleveland State University and a B.S. in Finance from Clemson University.

Ms. Gentry has more than 21 years of financial and communications experience, including investor relations, corporate communications and financial management roles. Before joining ScanSource, she served as Executive Vice President, Investor Relations at The South Financial Group, where she built an award-winning investor relations program. While at The South Financial Group, she also served as Treasurer and Vice President of Financial Planning. Ms. Gentry received a B.S. in Accountancy from Wake Forest University and an MBA in Finance from The Wharton School, University of Pennsylvania.

For more information on ScanSource, Inc., please visit www.scansourceinc.com.

About ScanSource, Inc.

ScanSource, Inc. {NASDAQ:SCSC} is the leading international distributor of specialty technology products, consisting of seven sales units in North America, Latin America and Europe.

ScanSource POS and Barcoding in North America, Latin America and Europe delivers AIDC and POS solutions; Catalyst Telecom in the US, and ScanSource Communications in North America and Europe, provide voice, video and converged communications equipment; and ScanSource Security in North America offers physical security solutions. Founded in 1992, the company ranks #760 on the Fortune 1000. For more information, call the toll-free sales telephone number at 800.944.2432 or visit www.scansourceinc.com.

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